Exhibit 4.1

ADVANCE AUTO PARTS, INC.

TENTH SUPPLEMENTAL INDENTURE

Dated as of March 9, 2023

to the

INDENTURE

Dated as of April 29, 2010 among

ADVANCE AUTO PARTS, INC.

as Issuer,

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

i

TENTH SUPPLEMENTAL INDENTURE, dated as of March 9, 2023 (this “Tenth Supplemental Indenture”), among ADVANCE AUTO PARTS, INC., a Delaware corporation (the “Company”), ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the “Subsidiary Guarantor”) and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of April 29, 2010 (as amended or supplemented as of the date hereof, the “Original Indenture” and, together with the Tenth Supplemental Indenture, the “Indenture”), among the Company, the subsidiary guarantors from time to time party thereto and the Trustee.

WHEREAS, the Company, the subsidiary guarantors party thereto and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more Series;

WHEREAS, Section 9.01 of the Original Indenture provides that the Company, the Subsidiary Guarantor and the Trustee may amend or supplement the Original Indenture without the consent of any Holder to, among other things, (i) establish the form or terms of Securities and coupons of any Series pursuant to Article Two of the Original Indenture and (ii) make any change not otherwise specified in Section 9.01 of the Original Indenture that does not adversely affect the rights of any Holder in any material respect;

WHEREAS, the Company (i) desires the issuance of two Series of Securities to be designated as hereinafter provided and the modification of certain provisions of the Original Indenture and (ii) has requested the Trustee to enter into this Tenth Supplemental Indenture for such purposes; and

WHEREAS, all actions on the part of the Company necessary to authorize the issuance of each Series of Notes (as defined herein) under the Original Indenture and this Tenth Supplemental Indenture have been duly taken.

NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form, terms and conditions of, and to authorize the authentication and delivery of, each Series of Notes, and in consideration of the acceptance of such Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Definitions.

(A) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(B) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(C) For all purposes of this Tenth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Company or one of its Subsidiaries;

(2)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4)	the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means, with respect to a Series of Notes, such Series of Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period. If a Rating Agency is not providing a rating for such Series of Notes at the commencement of any Trigger Period, such Series of Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually occurred.

“Credit Facility” means the credit agreement, dated as of November 9, 2021, among the Company, the Subsidiary Guarantor, the lenders referred to therein and Bank of America, N.A., as administrative agent, as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Definitive Note” means a Note in definitive registered form without coupons.

“Existing Notes” means the Company’s 1.750% Senior Unsecured Notes due October 1, 2027, 3.900% Senior Unsecured Notes due April 15, 2030 and 3.500% Senior Unsecured Notes due 2032.

“Global Notes” means Notes in the form of a Global Security as delivered to the Depositary.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depositary, shall include Euroclear or Clearstream).

“Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling automotive parts and accessories or the warehousing or distributing of such products, owned or leased by the Company or any Significant Subsidiary of the Company.

“Rating Agency” means each of Moody’s and S&P; provided that if either Moody’s or S&P ceases to provide rating services to companies or investors, the Company may appoint a replacement for such Rating Agency.

“Significant Subsidiary” means any subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to March 9, 2026 in the case of the 2026 Notes or the 2028 Notes Par Call Date in the case of the 2028 Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to March 9, 2026 in the case of the 2026 Notes or to the 2028 Notes Par Call Date in the case of the 2028 Notes, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, March 9, 2026 in the case of the 2026 Notes or the 2028 Notes Par Call Date in the case of the 2028 Notes. If there is no United States Treasury security maturing on March 9, 2026 in the case of the 2026 Notes or the 2028 Notes Par Call Date in the case of the 2028 Notes, but there are two or more United States Treasury securities with a maturity date equally distant from March 9, 2026 in the case of the 2026 Notes or the 2028 Notes Par Call Date in the case of the 2028 Notes, one with a maturity date preceding March 9, 2026 in the case of the 2026 Notes or the 2028 Notes Par Call Date in the case of the 2028 Notes and one with a maturity date following March 9, 2026 in the case of the 2026 Notes or the 2028 Notes Par Call Date in the case of the 2028 Notes, the Company shall select the United States Treasury security with a maturity date preceding March 9, 2026 in the case of the 2026 Notes or the 2028 Notes Par Call Date in the case of the 2028 Notes. If there are two or more United States Treasury securities maturing on March 9, 2026 in the case of the 2026 Notes or the 2028 Notes Par Call Date in the case of the 2028 Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trigger Period” means the period commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Other Definitions:

Term	Defined in Section
“Change of Control Offer”	2.11
“Change of Control Payment”	2.11
“Change of Control Payment Date”	2.11
“Interest Payment Date”	2.5
“Notes”	2.1
“2028 Notes Par Call Date”	2.9
“Process Agent”	5.4
“Record Date”	2.5

ARTICLE II

Designation and Terms of the Securities

SECTION 2.1 Title and Aggregate Principal Amount; Subsidiary Guarantee. There is hereby created (i) one Series of Securities designated 5.900% Notes due 2026 (the “2026 Notes”) initially issued in an aggregate principal amount of $300,000,000 and (ii) one Series of Securities designated 5.950% Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”) initially issued in an aggregate principal amount of $300,000,000. Each Series of Notes will initially be guaranteed by the Subsidiary Guarantor on the terms set forth in Article Ten of the Original Indenture.

SECTION 2.2 Execution. Each Series of Notes may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.3 Other Terms of the Notes; Denominations. The 2026 Notes shall have and be subject to such other terms as provided in the Original Indenture and this Tenth Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereto. The 2028 Notes shall have and be subject to such other terms as provided in the Original Indenture and this Tenth Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit B hereto. Each Series of Notes shall only be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.4 Further Issues of Notes. The Company may, from time to time, without notice to or the consent of the Holders of a Series of Notes, issue additional notes of such Series, in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as such Series of Notes, and such additional notes will form a single series with such Series of Notes, including for voting purposes; provided that any additional notes that are not fungible with such Series of Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from such Series of Notes.

SECTION 2.5 Interest and Principal. The 2026 Notes will mature on March 9, 2026 and will bear interest at the rate of 5.900% per annum. The 2028 Notes will mature on March 9, 2028 and will bear interest at the rate of 5.950% per annum. The Company will pay interest on each Series of Notes on each March 9 and September 9 (each an “Interest Payment Date”), beginning on September 9, 2023, to the holders of record on the immediately preceding February 24 or August 24 (each a “Record Date”), respectively. If the Company delivers Global Notes to the Trustee for cancellation on a date that is after the Record Date and on or before the corresponding Interest Payment Date, then interest shall be paid in accordance with the provisions of the Depositary. Interest on each Series of Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of principal of and interest on each Series of Notes shall be made in Dollars, and each Series of Notes shall be denominated in Dollars.

SECTION 2.6 Place and Manner of Payment. The place of payment where each Series of Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Indenture may be served shall be the Corporate Trust Office of the Trustee specified in Section 2.8 hereof. The Company shall pay principal and interest (i) on any Definitive Note by wire transfer of immediately available funds to the account specified by the Holder thereof or, if no such account is specified, by mailing a check to such Holder’s address as it appears in the Note register, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

SECTION 2.7 Form of Notes. Each Series of Notes shall be issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 2.15(c) of the Original Indenture, except as otherwise permitted herein. Such Global Notes shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The Global Notes shall constitute Global Securities for purposes of the Original Indenture, and the Company shall only issue Definitive Notes under the circumstances set forth in Section 2.15(b) of the Original Indenture.

SECTION 2.8 Depositary; Registrar; Paying Agent; Corporate Trust Office. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and the Paying Agent and designates the Trustee’s Corporate Trust Office located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415 as the office or agency referred to in Section 2.05 of the Original Indenture.

SECTION 2.9 Optional Redemption.

(a) Prior to March 9, 2026 in the case of the 2026 Notes or February 9, 2028 in the case of the 2028 Notes (the “2028 Notes Par Call Date”), the Company may redeem the 2026 Notes or 2028 Notes, as applicable, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, in the case of the 2028 Notes, the 2028 Notes to be redeemed matured on the 2028 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the 2026 Notes or 30 basis points in the case of the 2028 Notes, less (b) interest accrued to the date of redemption; and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

(b) On or after the 2028 Notes Par Call Date, the Company may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(c) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(d) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed.

(e) In the case of a partial redemption of a Series of Notes, selection of the Notes of such Series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

(f) Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes, or portions thereof, called for redemption.

SECTION 2.10 Sinking Fund. Neither Series of Notes will have the benefit of any sinking fund.

SECTION 2.11 Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event with respect to a Series of Notes, the Company will make an offer (a “Change of Control Offer”) to each Holder of such Series of Notes to repurchase all or any part (in integral multiples of $1,000) of each Holder’s Notes of such Series at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, if any, to the date of purchase, subject to the rights of Holders of such Series of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to a Series of Notes, the Company shall mail a notice to Holders of such Series of Notes describing the transaction or transactions that constitute the Change of Control Triggering Event, stating:

(i)	that the Change of Control Offer is being made pursuant to this Section 2.11 and that all Notes of such Series tendered will be accepted for payment;

(ii)	the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)	that any Note of such Series not tendered will continue to accrue interest;

(iv)

that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v)

that Holders electing to have any Notes of such Series purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)

that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than the close of business on the second Business Day preceding the Change of Control Payment Date, an electronic transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(vii)

that Holders whose Notes are being purchased only in part will be issued new Notes of such Series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of either Series of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.11 by virtue of such compliance.

(c)	On the Change of Control Payment Date, the Company will, to the extent lawful,

(i)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Note or portions of Notes being purchased by the Company.

(d) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 and or any integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit Holders of either Series of Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(e) Notwithstanding anything to the contrary in this Section 2.11, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.11 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer; or (2) notice of redemption has been given pursuant to Section 2.9 hereof, unless and until there is a default in the payment of the applicable redemption price.

(f) The Company shall not repurchase any Note if there has occurred and is continuing on the Change of Control Payment Date an Event of Default, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

SECTION 2.12 Defeasance and Covenant Defeasance. Article Eight of the Original Indenture shall be applicable to each Series of Notes. For purposes of Article Eight of the Original Indenture, solely for purposes of each Series of Notes, if the Company exercises its right of covenant defeasance pursuant to Sections 8.01 and 8.03 of the Original Indenture, in addition to being released from its obligations under the provisions of the Original Indenture set forth in Section 8.03, the Company also shall be released from its obligations under Section 4.09, Article Five and clauses (4), (5) and (6) of Section 6.01 of the Original Indenture and Section 2.11 hereof.

ARTICLE III

Amendments to the Original Indenture

SECTION 3.1 Definitions. For purposes of each Series of Notes issued hereunder, the definitions of “Capital Markets Debt,” “Credit Facility Debt” and “Permitted Liens” in Section 1.01 (Definitions) of the Original Indenture shall be amended as follows:

(a) “Capital Markets Debt” shall be replaced in its entirety with:

“Capital Markets Debt” means any debt for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (ii) has an aggregate principal amount outstanding of (A) at least $25.0 million, at any time that any Existing Notes remain outstanding or (B) at least $75.0 million at any time that no Existing Notes remain outstanding.”

(b)	“Credit Facility Debt” shall be replaced in its entirety with:

“Credit Facility Debt” means any debt for borrowed money that (i) is incurred pursuant to a credit agreement, including pursuant to the Credit Facility or other agreement providing for revolving credit loans, term loans or other debt entered into between the Company or any subsidiary of the Company and any lender or group of lenders and (ii) has an aggregate principal amount outstanding or committed of (A) at least $25.0 million, at any time that any Existing Notes remain outstanding or (B) at least $75.0 million at any time that no Existing Notes remain outstanding.”

(c)	“Permitted Liens” shall be amended by:

(i)	removing the “and” at the end of subsection (23);

(ii)

inserting the following new subsection (24) following subsection (23): “(24) Liens securing indebtedness in an aggregate principal amount at any time outstanding not exceeding $250.0 million in respect of any arrangement under which the Company or any subsidiary transfers, once or on a revolving basis, without recourse (except for indemnities and representations customary for securitization transactions and except for the retention of risk in an amount and form required by applicable laws and regulations or as is customary for a similar type of transaction) involving one or more “true sale” transactions, accounts receivable or interests therein and related assets customarily transferred in connection with securitization transactions (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers; and”; and

(iii)	renumbering original subsection (24) as subsection (25) and deleting “250.0 million” in subclause (1) and replacing it with: “$375.0 million”.

SECTION 3.2 Execution and Authentication. For purposes of each Series of Notes issued hereunder, Section 2.04 (Execution and Authentication) of the Original Indenture shall be amended by deleting the following:

“and which shall additionally state: (a) that the form of such Securities has been established by a supplemental indenture or by or pursuant to an Officer’s Certificate or a resolution of the Board of Directors in conformity with the provisions of this Indenture; (b) that the terms of such Securities have been established in conformity with the provisions of this Indenture; (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and (d) that all laws applicable to the execution and delivery by the Company of such Securities have been complied with; provided that such opinion may specify that it is limited to (1) United States federal law, the Delaware General Corporation Law and the laws of the State of New York and (ii) to such laws as in such Counsel’s experience are normally applicable to instruments comparable to the Indenture”.

SECTION 3.3 SEC Reports. For purposes of each Series of Notes issued hereunder, Section 4.02 (SEC Reports) of the Original Indenture shall be replaced in its entirety with the following:

“Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officers’ Certificate pursuant to Section 2.02, the Company agrees to file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and of the information, documents and other reports, if any, that it is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to TIA § 314. All required information, documents and other reports referred to in this Section 4.02 shall be deemed filed with the Trustee at the time such information, documents and other reports are publicly filed with the SEC; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so filed. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).”

SECTION 3.4 Limitations on Liens. For purposes of each Series of Notes issued hereunder, Section 4.07 (Limitations on Liens) of the Original Indenture shall be replaced in its entirety with the following:

“Unless otherwise provided for with respect to a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Company shall not, and shall not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any debt of the Company or any of its Subsidiaries secured by a Lien (other than Permitted Liens) upon any Property, or upon shares of capital stock or evidence of indebtedness issued by any of the Company’s Subsidiaries, and owned by the Company or by any Subsidiary of the Company, without making effective provision to secure all of the Securities of such Series, equally and ratably with any and all other debt thereby secured, so long as such debt shall be so secured.”

SECTION 3.5 Limitation on Sale and Leaseback Transactions. For purposes of each Series of Notes issued hereunder, Section 4.08 (Limitation on Sale and Leaseback Transactions) of the Original Indenture shall be amended by deleting “property or assets that have been or are” and replacing it with “Property that has been or is”.

SECTION 3.6 Subsidiary Guarantees. For purposes of each Series of Notes issued hereunder, Section 4.09 (Subsidiary Guarantees) of the Original Indenture shall be replaced in its entirety with the following:

“Unless otherwise provided for with respect to a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if on or after the date of this Indenture, any Credit Facility Debt or Capital Markets Debt of the Company or any Subsidiary of the Company is or becomes guaranteed by any Domestic Subsidiary of the Company then, if such Subsidiary of the Company is not already a Guarantor, the Company shall cause such Subsidiary within 30 days after such Domestic Subsidiary guarantees such Credit Facility Debt or Capital Markets Debt to (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under this Indenture, including the prompt payment in full when due of the principal of, premium on, if any, interest and, without duplication, defaulted interest, if any, on the Securities and all other amounts payable by the Company thereunder and hereunder, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on any overdue principal and any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities on the terms set forth in Article Ten, and (b) deliver to the Trustee an opinion of counsel to the effect that (i) such supplemental indenture and guarantee of the Securities has been duly executed and authorized and (ii) such supplemental indenture and guarantee of the Securities constitutes a valid, binding and enforceable obligation of such Subsidiary of the Company, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity.

SECTION 3.7 Events of Default. For purposes of each Series of Notes issued hereunder, Section 6.01 (Events of Default) of the Original Indenture shall be amended by:

(a) in subsection (3), deleting “60 days” and replacing it with “90 days”;

(b) in subsection (4), deleting “any Subsidiary” and replacing it with “any Significant Subsidiary”; and

(c) in subsection (4) after “25.0 million” inserting the following: “at any time that any Existing Notes remain outstanding, or $75.0 million at any time that no Existing Notes remain outstanding”.

SECTION 3.8 Limitation on Suits. For purposes of each Series of Notes issued hereunder, Section 6.06 (Limitation on Suits) of the Original Indenture shall be amended by inserting “or security” after “indemnity” in subsection (iii).

SECTION 3.9 Duties of Trustee. For purposes of each Series of Notes issued hereunder, subsection (c) of Section 7.01 (Duties of Trustee) of the Original Indenture shall be amended by deleting the reference to “grossly negligent” and replacing it with “negligent”.

SECTION 3.10 Rights of Trustee. For purposes of each Series of Notes issued hereunder, subsection (d) of Section 7.02 (Rights of Trustee) of the Original Indenture shall be amended by deleting the reference to “gross negligence” and replacing it with “negligence”.

SECTION 3.11 Notice of Defaults. For purposes of each Series of Notes issued hereunder, Section 7.05 (Notice of Defaults) of the Original Indenture shall be amended by deleting “a committee of its Responsible Officers” and replacing it with “it”.

SECTION 3.12 Compensation and Indemnity. For purposes of each Series of Notes issued hereunder, Section 7.07 (Compensation and Indemnity) of the Original Indenture shall be amended by deleting the reference to “gross negligence” and replacing it with “negligence”.

SECTION 3.13 Without Consent of Holders. For purposes of each Series of Notes issued hereunder, subsection (d) of Section 9.01 (Without Consent of Holders) of the Original Indenture shall be amended by inserting “or in any applicable prospectus, prospectus supplement and/or freewriting prospectus or offering document with respect to the Notes” after “therein”.

SECTION 3.14 Conditions to Legal or Covenant Defeasance. For purposes of each Series of Notes issued hereunder, Section 8.04 (Conditions to Legal or Covenant Defeasance) of the Original Indenture shall be amended by deleting in its entirety subsection (6) and replacing it with “[Reserved]”.

SECTION 3.15 Force Majeure. For purposes of each Series of Notes issued hereunder, Section 11.15 (Force Majeure) of the Original Indenture shall be replaced in its entirety with the following:

“In no event shall the Trustee be responsible or liable for any future or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.”

ARTICLE IV

Miscellaneous

SECTION 4.1 Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Tenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.2 Concerning the Trustee. The recitals contained herein and in each Series of Notes, except with respect to the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture or of either Series of Notes.

SECTION 4.3 Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Any signature to this Tenth Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any supplement, amendment, extension or renewal of this Tenth Supplemental Indenture. Each of the parties to this Tenth Supplemental Indenture represents and warrants to the other parties that it has the corporate capacity and authority to execute this Indenture through electronic means and there are no restrictions for doing so in any of such party’s constitutive documents. This Tenth Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 4.4 GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND SERVICES. THIS TENTH SUPPLEMENTAL INDENTURE AND EACH SERIES OF NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TENTH SUPPLEMENTAL INDENTURE, EITHER SERIES OF NOTES OR THE TRANSACTION CONTEMPLATED HEREBY. To the fullest extent permitted by applicable law, each of the Company, the Subsidiary Guarantor and the Trustee hereby irrevocably submits to the non-exclusive jurisdiction of any federal or State court located in the Borough of Manhattan in the County of New York in any suit, action or proceeding based on or arising out of or relating to this Tenth Supplemental Indenture or either Series of Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company, the Subsidiary Guarantor and the Trustee irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. Each of the Company, the Subsidiary Guarantor and the Trustee agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it, and may be enforced in any court to the jurisdiction of which the Company, the Subsidiary Guarantor or the Trustee is subject by a suit upon such judgment; provided that service of process is effected upon the Company and the Subsidiary Guarantor in the manner specified herein or as otherwise permitted by law. To the extent that any of the Company, the Subsidiary Guarantor or the Trustee has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, each of the Company, the Subsidiary Guarantor and the Trustee hereby irrevocably waives such immunity in respect of its obligations under this Tenth Supplemental Indenture to the extent permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused the Tenth Supplemental Indenture to be duly executed as of the date first written above.

Very truly yours, ADVANCE AUTO PARTS, INC. ADVANCE STORES COMPANY, INCORPORATED

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Beth Murray
Name: Beth Murray
Title: Assistant Vice President

[Signature Page to Tenth Supplemental Indenture]

EXHIBIT A

CUSIP: 00751Y AH9

ISIN: US00751YAH99

ADVANCE AUTO PARTS, INC.

5.900% Notes due 2026

No. R-1	$300,000,000

ADVANCE AUTO PARTS, INC. promises to pay to CEDE & CO. or registered assigns, the principal sum: $300,000,000 (THREE HUNDRED MILLION DOLLARS AND NO CENTS), as such amount may be increased or decreased as set forth in the Schedule of Increase or Decrease in Principal Amount of Global Note attached hereto on March 9, 2026.

Interest Payment Dates: March 9 and September 9, commencing on September 9, 2023.

Record Dates: February 24 and August 24.

A-1

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed manually or by electronic copy.

Date: March 9, 2023

ADVANCE AUTO PARTS, INC.

By:
Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

Date: March 9, 2023

[Signature Page to Global Note]

[REVERSE SIDE OF NOTE]

5.900% Notes due 2026

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE ORIGINAL INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE ORIGINAL INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE ORIGINAL INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE ORIGINAL INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

1. Indenture

This Security is one of a duly authorized issue of Securities of the Company, designated as its 5.900% Notes due 2026 (herein called the “Notes,” which expression includes any additional notes issued pursuant to Section 2.4 of the Tenth Supplemental Indenture (as hereinafter defined) and forming a single series therewith), issued and to be issued under an indenture, dated as of April 29, 2010 (as amended or supplemented as of the date hereof, the “Original Indenture”), among Advance Auto Parts, Inc., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), the subsidiary guarantors from time to time party thereto and Computershare Trust Company, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of March 9, 2023 (the “Tenth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Company, Advance Stores Company, Incorporated (the “Subsidiary Guarantor”) and the Trustee. Reference is made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create or incur Liens or engage in Sale and Leaseback Transactions. The Indenture also imposes certain limitations on the ability of the Company and any subsidiary guarantors to merge, consolidate or amalgamate with or into any other person (other than a merger of a wholly owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company or a subsidiary guarantor in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

A-R-1

2. Interest

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 9 and September 9 of each year, commencing September 9, 2023. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 9, 2023. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If the Company delivers Global Notes to the Trustee for cancellation on a date that is after the Record Date and on or before the corresponding Interest Payment Date, then interest shall be paid in accordance with the provisions of the Depositary.

3. Paying Agent and Registrar

Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Defaults and Remedies; Waiver

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, subject to certain limitations, may declare all the Notes due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding Notes will become and be immediately due and payable without any declaration or other act by the Trustee or any Holder of outstanding Notes.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnification or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.

At any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences and waive such Event of Default if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07 of the Original Indenture and (ii) any and all existing Events of Default under the Indenture with respect to the Notes, other than the nonpayment of principal on Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.04 of the Original Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes, or (ii) a Default in respect of a provision that under Section 9.02 of the Original Indenture cannot be amended without the consent of each Holder of the Notes affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

A-R-2

5. Amendment

In addition to any supplemental indenture otherwise authorized by the Indenture, the Company, the Subsidiary Guarantor and the Trustee may from time to time and at any time enter into supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of any Holder of Notes, for one or more of the following purposes: (i) to evidence the succession of another person to the Company or any Subsidiary Guarantor pursuant to Article Five of the Original Indenture and the assumption by such successor of the Company’s or such Subsidiary Guarantor’s covenants, agreements and obligations in the Indenture and the Notes; (ii) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture; (iii) to surrender any right or power conferred upon the Company or any Subsidiary Guarantor by the Indenture, to add to the covenants of the Company or any Subsidiary Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under the Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such default; (iv) to cure any ambiguity or correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any Notes that may be defective or inconsistent with any other provision contained therein or in the prospectus, prospectus supplement and/or freewriting prospectus or offering document with respect to the Notes; (v) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not materially adversely affect the interests of any Holders of Notes; (vi) to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture thereto under the Trust Indenture Act as then in effect; (vii) to add or to change any of the provisions of the Indenture to provide that Notes in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Notes in registered form or of principal, premium or interest with respect to Notes in bearer form, or to permit Notes in registered form to be exchanged for Notes in bearer form, so as to not adversely affect the interests of the Holders or any coupons in any material respect or permit or facilitate the issuance of Notes in uncertificated form; (viii) to secure the Notes; (ix) to add Subsidiary Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided in the Indenture; (x) to make any change not otherwise specified in the Indenture that does not adversely affect the rights of any Holder in any material respect; (xi) to add to, change, or eliminate any of the provisions of the Indenture with respect to the Notes, so long as any such addition, change or elimination not otherwise permitted under the Indenture shall (A) neither apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Note with respect to the benefit of such provision or (B) become effective only when there is no such Note outstanding; (xii) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and (xiii) to establish the form or terms of Securities and coupons of any Series pursuant to Article Two.

The Company, the Subsidiary Guarantor and the Trustee may amend the Indenture or the Notes without notice to any Holder but with the written consent (as evidenced as provided in Section 9.02 of the Original Indenture) of the Holders of at least a majority in aggregate principal amount of the Notes outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) affected by such amendment; provided, however, without the consent of each Holder affected, an amendment may not: (i) reduce the principal amount of Notes whose Holders must consent to an amendment, modification, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest on any Note; (iii) reduce the principal of or change the Stated Maturity of any Note; (iv) reduce the amount payable upon the redemption of any Note or add redemption provisions to any Note; (v) make any Note payable in money other than that stated in the Indenture or the Note or, other than in accordance with the provisions of Article Ten of the Original Indenture, eliminate any existing Subsidiary Guarantee of the Notes; or (vi) make any change in Section 6.04 or 6.07 of the Original Indenture or in the foregoing amendment and waiver provisions. It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

A-R-3

Any consent to an amendment or a waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes. Any Holder or subsequent Holder may revoke its consent if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

6. Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

7. Redemption Upon a Change of Control Triggering Event

Upon a Change of Control Triggering Event, any Holder of Notes shall have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Sinking Fund

The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

9. Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes.

The Company and the Registrar shall not be required (a) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer or exchange of Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

10. Further Issues of Notes

The Company may, from time to time, without notice to or the consent of the Holders of the Notes, issue additional notes, in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes, and such additional notes will form a single series with the Notes, including for voting purposes; provided that any additional notes that are not fungible with the Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the Notes.

A-R-4

11. Optional Redemption

The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, on the terms set forth in the Indenture.

12. Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13. No Recourse Against Others

No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Notes or the Indenture or a Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.

14. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15. Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

16. Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Paying Agent may do the same with like rights.

17. Calculations in respect of the Notes

Except as otherwise provided by the Indenture, the Company will be responsible for making all calculations called for under the Notes. The Company will make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders of Notes. The Company will provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

A-R-5

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other elements of identification printed on the Notes.

A-R-6

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.11 of the Tenth Supplemental Indenture, check the box below:

☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.11 of the Tenth Supplemental Indenture, state the amount you elect to have purchased:

$___________________________

Date: _______________________________

Your Signature:. _________________________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: __________________________________

Signature Guarantee*: ___________________________________

*

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-R-7

ASSIGNMENT FORM

For value received hereby sell(s), assign(s) and transfer(s) unto (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

_______________________________

_______________________________

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

_______________________________

Signature Guarantee

A-R-8

INCREASES OR DECREASES IN PRINCIPAL

AMOUNT OF GLOBAL NOTE

The initial principal amount of this Global Note is $300,000,000. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Remaining Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

A-R-9

EXHIBIT B

CUSIP: 00751Y AJ5

ISIN: US00751YAJ55

ADVANCE AUTO PARTS, INC.

5.950% Notes due 2028

No. R-1	$300,000,000

ADVANCE AUTO PARTS, INC. promises to pay to CEDE & CO. or registered assigns, the principal sum: $300,000,000 (THREE HUNDRED MILLION DOLLARS AND NO CENTS), as such amount may be increased or decreased as set forth in the Schedule of Increase or Decrease in Principal Amount of Global Note attached hereto on March 9, 2028.

Interest Payment Dates: March 9 and September 9, commencing on September 9, 2023.

Record Dates: February 24 and August 24.

B-1

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed manually or by electronic copy.

Date: March 9, 2023

ADVANCE AUTO PARTS, INC.

By:
Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

Date: March 9, 2023

[Signature Page to Global Note]

[REVERSE SIDE OF NOTE]

5.950% Notes due 2028

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE ORIGINAL INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE ORIGINAL INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE ORIGINAL INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE ORIGINAL INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

1. Indenture

This Security is one of a duly authorized issue of Securities of the Company, designated as its 5.950% Notes due 2028 (herein called the “Notes,” which expression includes any additional notes issued pursuant to Section 2.4 of the Tenth Supplemental Indenture (as hereinafter defined) and forming a single series therewith), issued and to be issued under an indenture, dated as of April 29, 2010 (as amended or supplemented as of the date hereof, the “Original Indenture”), among Advance Auto Parts, Inc., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), the subsidiary guarantors from time to time party thereto and Computershare Trust Company, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of March 9, 2023 (the “Tenth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Company, Advance Stores Company, Incorporated (the “Subsidiary Guarantor”) and the Trustee. Reference is made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create or incur Liens or engage in Sale and Leaseback Transactions. The Indenture also imposes certain limitations on the ability of the Company and any subsidiary guarantors to merge, consolidate or amalgamate with or into any other person (other than a merger of a wholly owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company or a subsidiary guarantor in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

B-R-1

2. Interest

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 9 and September 9 of each year, commencing September 9, 2023. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 9, 2023. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If the Company delivers Global Notes to the Trustee for cancellation on a date that is after the Record Date and on or before the corresponding Interest Payment Date, then interest shall be paid in accordance with the provisions of the Depositary.

3. Paying Agent and Registrar

Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Defaults and Remedies; Waiver

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, subject to certain limitations, may declare all the Notes due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding Notes will become and be immediately due and payable without any declaration or other act by the Trustee or any Holder of outstanding Notes.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnification or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.

At any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences and waive such Event of Default if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07 of the Original Indenture and (ii) any and all existing Events of Default under the Indenture with respect to the Notes, other than the nonpayment of principal on Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.04 of the Original Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes, or (ii) a Default in respect of a provision that under Section 9.02 of the Original Indenture cannot be amended without the consent of each Holder of the Notes affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

B-R-2

5. Amendment

In addition to any supplemental indenture otherwise authorized by the Indenture, the Company, the Subsidiary Guarantor and the Trustee may from time to time and at any time enter into supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of any Holder of Notes, for one or more of the following purposes: (i) to evidence the succession of another person to the Company or any Subsidiary Guarantor pursuant to Article Five of the Original Indenture and the assumption by such successor of the Company’s or such Subsidiary Guarantor’s covenants, agreements and obligations in the Indenture and the Notes; (ii) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture; (iii) to surrender any right or power conferred upon the Company or any Subsidiary Guarantor by the Indenture, to add to the covenants of the Company or any Subsidiary Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under the Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such default; (iv) to cure any ambiguity or correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any Notes that may be defective or inconsistent with any other provision contained therein or in the prospectus, prospectus supplement and/or freewriting prospectus or offering document with respect to the Notes; (v) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not materially adversely affect the interests of any Holders of Notes; (vi) to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture thereto under the Trust Indenture Act as then in effect; (vii) to add or to change any of the provisions of the Indenture to provide that Notes in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Notes in registered form or of principal, premium or interest with respect to Notes in bearer form, or to permit Notes in registered form to be exchanged for Notes in bearer form, so as to not adversely affect the interests of the Holders or any coupons in any material respect or permit or facilitate the issuance of Notes in uncertificated form; (viii) to secure the Notes; (ix) to add Subsidiary Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided in the Indenture; (x) to make any change not otherwise specified in the Indenture that does not adversely affect the rights of any Holder in any material respect; (xi) to add to, change, or eliminate any of the provisions of the Indenture with respect to the Notes, so long as any such addition, change or elimination not otherwise permitted under the Indenture shall (A) neither apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Note with respect to the benefit of such provision or (B) become effective only when there is no such Note outstanding; (xii) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and (xiii) to establish the form or terms of Securities and coupons of any Series pursuant to Article Two.

The Company, the Subsidiary Guarantor and the Trustee may amend the Indenture or the Notes without notice to any Holder but with the written consent (as evidenced as provided in Section 9.02 of the Original Indenture) of the Holders of at least a majority in aggregate principal amount of the Notes outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) affected by such amendment; provided, however, without the consent of each Holder affected, an amendment may not: (i) reduce the principal amount of Notes whose Holders must consent to an amendment, modification, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest on any Note; (iii) reduce the principal of or change the Stated Maturity of any Note; (iv) reduce the amount payable upon the redemption of any Note or add redemption provisions to any Note; (v) make any Note payable in money other than that stated in the Indenture or the Note or, other than in accordance with the provisions of Article Ten of the Original Indenture, eliminate any existing Subsidiary Guarantee of the Notes; or (vi) make any change in Section 6.04 or 6.07 of the Original Indenture or in the foregoing amendment and waiver provisions. It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

B-R-3

Any consent to an amendment or a waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes. Any Holder or subsequent Holder may revoke its consent if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

6. Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

7. Redemption Upon a Change of Control Triggering Event

Upon a Change of Control Triggering Event, any Holder of Notes shall have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Sinking Fund

The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

9. Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes.

The Company and the Registrar shall not be required (a) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer or exchange of Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

10. Further Issues of Notes

The Company may, from time to time, without notice to or the consent of the Holders of the Notes, issue additional notes, in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes, and such additional notes will form a single series with the Notes, including for voting purposes; provided that any additional notes that are not fungible with the Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the Notes.

B-R-4

11. Optional Redemption

Prior to February 9, 2028 (one month prior to the Stated Maturity of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, on the terms set forth in the Indenture. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

12. Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13. No Recourse Against Others

No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Notes or the Indenture or a Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.

14. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15. Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

16. Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Paying Agent may do the same with like rights.

17. Calculations in respect of the Notes

Except as otherwise provided by the Indenture, the Company will be responsible for making all calculations called for under the Notes. The Company will make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders of Notes. The Company will provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder.

B-R-5

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other elements of identification printed on the Notes.

B-R-6

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.11 of the Tenth Supplemental Indenture, check the box below:

☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.11 of the Tenth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:.

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-R-7

ASSIGNMENT FORM

For value received hereby sell(s), assign(s) and transfer(s) unto (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

B-R-8

INCREASES OR DECREASES IN PRINCIPAL

AMOUNT OF GLOBAL NOTE

The initial principal amount of this Global Note is $300,000,000. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Remaining Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

B-R-9